EXHIBIT 10.15
GREATBATCH, INC.
GRANT OF RESTRICTED STOCK
The Board of Directors of Greatbatch, Inc. (the “Company”) has authorized and approved the Greatbatch, Inc. 2011 Stock Incentive Plan (the “Plan”), which has been submitted to and approved by the stockholders of the Company. The Plan provides for the grant of restricted stock to certain employees, non-employee consultants and service providers and non-employee directors of the Company and any parent and subsidiary corporations of the Company. Pursuant to the Plan, the Board of Directors of the Company has approved the grant to you of shares of Common Stock, par value $.001 per share, of the Company (the “Shares”) on the terms and subject to the conditions set forth in the Plan, this agreement (the “Award Agreement”), and the Directors Compensation Policy. The Plan shall be deemed a part hereof as if fully set forth herein and a copy of the Plan is available from the Morgan Stanley Smith Barney website [www.benefitaccess.com] or may be obtained by request addressed to: Corporate Secretary, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, NY 14031. Unless the context otherwise requires, all terms defined in the Plan shall have the same meanings when used herein.
1.Grant of Restricted Stock. The Company, as a matter of compensation for your services, hereby grants to you all rights, title and interest in the record and beneficial ownership in the number of Shares as of the grant date indicated in the Award Summary available from the Morgan Stanley Smith Barney website.
2.    Shares Held in Escrow. Unless and until the Shares have vested in the manner set forth in paragraphs 3 or 4, such Shares will be issued in your name and may not be sold, transferred or otherwise disposed of, and may not be pledged or otherwise hypothecated. The Company will instruct the transfer agent for its Shares to place a legend on the certificates representing restricted stock or otherwise note its records as the restrictions on transfer set forth in this Award Agreement and the Plan. The certificate or certificates representing such Shares will not be delivered to you unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.
3.    Vesting of Restricted Stock. Subject to the other provisions and limitations of the Plan, the Shares shall become vested Shares on the dates and in the amounts set forth in the Award Summary.

4.    Termination of Service; Change in Control. Voluntary or involuntary termination of your service as a Director or occurrence of a Change in Control, shall affect your rights under this Grant as follows:
a.    Voluntary or Involuntary Termination. If, other than as specified below, you voluntarily terminate your service as a Director or if your service as a Director is terminated involuntarily, then you shall forfeit the right to receive all Shares that have not previously vested pursuant to paragraph 3.
b.    Change in Control. If a Change in Control shall occur, then immediately all nonvested Shares shall fully vest, all restrictions (other than those described in paragraph 11) applicable to such Shares shall terminate and Company shall release from escrow and shall issue and deliver to you a certificate or certificates for all Shares.
5.    Forfeiture of Restricted Stock. Notwithstanding any contrary provision of this Agreement, the balance of the Shares that have not vested pursuant to paragraphs 3 or 4 will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date that your services as a Director of the Company terminates for any reason. You hereby appoint the Secretary of the Corporation with full power of substitution, as your true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of you to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company.
6.    Non-Transferability of Restricted Stock. Prior to vesting, the Shares may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Shares, and the levy of any attachment or similar proceeding upon the Shares, shall be null and void and without effect.
7.    Rights as Stockholder. Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you. After such issuance, recordation and delivery, you will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions (if any) on such Shares.

8.    Legends. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the Shares received pursuant to the Grant shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restriction on the transfer under or in respect of such laws. Further, you herby acknowledge that the Company may endorse a legend upon the certificate evidencing the Shares as the Company, in its sole discretion, determines to be necessary and appropriate to implement the terms of the Plan.
9.    Investment Intent. You hereby covenant and agree with the Company that if there does not exist a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which registration statement shall be effective and shall include a prospectus which is current with respect to the Shares (i) that you will represent that you are receiving the Shares for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any Shares received on vesting of such Shares shall be made either pursuant to (x) a registration statement on an appropriate form under the Act, which registration statement shall be effective and shall include a prospectus which is current with respect to the Shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, if requested by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.
10.    Withholding Taxes. The Company may withhold or cause to be withheld from sums due or to become due to you from the Company or a subsidiary or affiliate thereof an amount necessary to satisfy its obligation (if any) to withhold taxes arising by reason of the vesting of the RSUs or the Company may require you to reimburse the Company in such amount and may make such reimbursement a condition to the issuance of the Shares.
11.    Agreement Subject to the Plan. You and the Company agree that this Award Agreement and the Directors Compensation Policy are subject to, and that you and the Company will both be bound by, all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provision.
12.    Restrictions on Transfer. You acknowledge and agree that the Company may require you, as a condition to the receipt of the Shares, to become bound by any reasonable agreement restricting transfer of the Shares or providing the Company with a right of first purchase or other similar right.

13.    No Guarantee of Service. This award shall not confer upon you any right with respect to continuance of service with the Company, nor shall it interfere in any way with any right the Company would otherwise have to terminate your service at any time.
14.    No Guarantee of Tax Consequences. The Company makes no commitment or guarantee that any particular tax treatment will apply or be available under applicable law with respect to the Shares.
15.    Electronic Delivery and Signature. You hereby consent and agree to electronic delivery of any documents, proxy materials, prospectuses, annual reports and other related documents or agreements related to this award. If the Company establishes procedures for an electronic signature system for delivery and acceptance of such materials, you hereby consent to such procedures and that delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
Please indicate your acceptance of all the terms and conditions of this award including those set forth in this Award Agreement by clicking on the icon below entitled “I have read and agree.”

Very truly yours,

Greatbatch, Inc.